                                                                           Exhibit 99-B.8.68

                                          FIRST AMENDMENT TO SERVICES AGREEMENT

                                                                                BETWEEN

                                                     PIMCO VARIABLE INSURANCE TRUST

                                            ING LIFE INSURANCE AND ANNUITY COMPANY

                                                                                      AND

                                                  RELIASTAR LIFE INSURANCE COMPANY

          This Amendment is dated as of the 15th day of August, 2007 between PIMCO Variable Insurance
Trust (the “Trust”), ING Life Insurance and Annuity Company and ReliaStar Life Insurance Company
(together as “ING”), (collectively, the “Parties”).

          WHEREAS, the Parties entered into a Services Agreement dated as of May 1, 2004 (the
“Agreement”) and desire to further amend said Agreement in the manner hereinafter set forth;

          NOW THEREFORE, the Parties hereby amend the Agreement in the following form:

1.	ING USA Annuity and Life Insurance Company (“ING USA”) and its Separate Accounts is added as a Party to the Agreement;

2.	ReliaStar Life Insurance Company of New York (“RLIC of NY”) and its Separate Accounts is added as a Party to the Agreement;

          Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

PIMCO Variable Insurance Trust	ING Life Insurance and Annuity Company
By: ________________________________	By:	________________________________
Name:	Name:	Michael C. Eldredge
Title:	Title:	Vice President
ReliaStar Life Insurance Company	ING USA Annuity and Life Insurance Company
By: ________________________________	By:	________________________________
Name:	Name:
Title:	Title:
ReliaStar Life Insurance Company of New York
By: ________________________________
Name:
Title:

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